Registration No. 333-[  ]
-------------------------------------------------------------------------------

                     SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, DC 20549
                               --------------

                                  FORM S-8
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

                            CENDANT CORPORATION
-------------------------------------------------------------------------------
           (Exact Name of Registrant as Specified in Its Charter)

                                  Delaware
-------------------------------------------------------------------------------
       (State or Other Jurisdiction of Incorporation or Organization)

                                 06-0918165
-------------------------------------------------------------------------------
                    (I.R.S. Employer Identification No.)

                9 West 57th Street, New York, New York 10019
-------------------------------------------------------------------------------
            (Address of Principal Executive Offices) (Zip Code)


  Fairfield Communities, Inc. Third Amended and Restated 1992 Warrant Plan
             Vacation Break U.S.A., Inc. 1995 Stock Option Plan
Fairfield Communities, Inc. Fourth Amended and Restated 1997 Stock Option Plan
           Fairfield Communities, Inc. 2000 Incentive Stock Plan
              Avis Group Holdings, Inc. 2000 Incentive Compensation Plan
              Avis Group Holdings, Inc. 1997 Stock Option Plan
        Avis Group Holdings, Inc. Voluntary Investment Savings Plan
      Cendant Corporation 1999 Broad-Based Employee Stock Option Plan
      Cendant Corporation Amended and Restated 1997 Stock Option Plan
     Cendant Corporation Amended and Restated 1997 Stock Incentive Plan
     Cendant Corporation Amended and Restated 1997 Employee Stock Plan
      Cendant Corporation Amended and Restated 1987 Stock Option Plan
-------------------------------------------------------------------------------
                           (Full Title of Plan)

                           JAMES E. BUCKMAN, ESQ.
                     Vice Chairman and General Counsel
                            Cendant Corporation
                             9 West 57th Street
                          New York, New York 10019

                  Tel: (212) 413-1800 Fax: (212) 413-1922


                                 Copies to:
                             ERIC J. BOCK, ESQ
             Senior Vice President, Law and Corporate Secretary
                            Cendant Corporation
                             9 West 57th Street
                          New York, New York 10019
                  Tel: (212) 413-1800 Fax: (212) 413-1922
-------------------------------------------------------------------------------
(Name, Address, Telephone Number, Including Area Code, of Agent For Service)



                                           CALCULATION OF REGISTRATION FEE
======================== ====================== ====================== ====================== ======================


       Title Of                                   Proposed Maximum           Proposed               Amount Of
   Securities To Be          Amount To Be        Offering Price Per      Maximum Aggregate        Registration Fee
      Registered(1)          Registered(2)          Obligation            Offering Price(3)
------------------------ ---------------------- ---------------------- ---------------------- ----------------------
Common Stock,                 60,469,620              $14.005             $846,877,028            $211,720
$.01 par value,
of the series
designated CD
Common Stock
------------------------ ---------------------- ---------------------- ---------------------- ----------------------

1. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act") this Registration Statement covers an indeterminate amount of interests to be offered or sold pursuant to the Voluntary Investment Savings Plan.

2. (i) 875,084 shares under the Fairfield Communities, Inc. Third Amended and Restated 1992 Warrant Plan; 34,343 shares under the Vacation Break
U.S.A., Inc. 1995 Stock Option Plan; 2,772,796 shares under the Fairfield
Communities, Inc. Fourth Amended and Restated 1997 Stock Option Plan;
1,435,497 shares under the Fairfield Communities, Inc. 2000 Incentive Stock
Plan (collectively, the "Fairield Plans"). The number of shares to be registered in connection with the Fairfield Plans is based on the number of shares of Common Stock, par value $0.01 per share of Fairfield Communities, Inc. that were outstanding or issuable under the Fairfield Plans or otherwise expected to be issued on or before the Effective Time of the merger of a subsidiary of the registrant with and into Fairfield
Communities, Inc. multiplied by the exchange ratio of 1.1306 shares of Company Common Stock and (ii) 764,000 shares under the Avis Group
Holdings, Inc. 2000 Incentive Compensation Plan; 1,209,000 shares under the Avis Group Holdings, Inc. 1997 Stock Option Plan; 3,000,000 shares under the Avis Group Holdings, Inc. Voluntary Investment Savings Plan;
15,000,000 shares under the Cendant Corporation 1999 Broad-Based Employee
Stock Option Plan; 13,000,000 shares under the Cendant Corporation Amended and Restated 1997 Stock Option Plan; 10,000,000 shares under the Cendant
Corporation Amended and Restated 1987 Stock Option Plan; 10,000,000 shares under the Cendant Corporation Amended and Restated 1997 Stock Incentive
Plan and 2,378,900 shares under the Cendant Corporation Amended and Restated 1997 Employee Stock Plan.

3. Estimated solely for the purpose of determining the registration fee.

4. The registration fee for the securities registered hereby has been calculated pursuant to Rule 457(h) under the Securities Act and is based upon the average of the high and low sale price of the Company Common
Stock, as reported on the New York Stock Exchange on April 4, 2001.
$165,218 of the registration fee was previously paid in connection with the registrant's Registration Statement on Form S-4 (No. 333-51682), withdrawn on April 6, 2001, and $35,852.53 of the registration fee was previously paid in connection with the registrant's Registration Statement on Form S-3
(No. 333-30314) withdrawn on February 22, 2001.


                              EXPLANATORY NOTE

This Registration Statement on Form S-8 relates to up to 60,469,620 shares of common stock, par value $.01 per share of Cendant Corporation (the "Company"), of the series designated CD Common Stock (the "Company Common Stock"), issuable pursuant to (i) the Fairfield Communities, Inc. Third Amended and Restated 1992 Warrant Plan, Vacation Break U.S.A., Inc. 1995 Stock Option Plan, Fairfield Communities, Inc. Fourth Amended and Restated 1997 Stock Option Plan, and Fairfield Communities, Inc. 2000 Incentive Stock Plan (collectively, the "Fairfield Plans"), all of which have been assumed by the Company pursuant to the Agreement and Plan of Merger, dated as of November 1, 2000, as amended, by and among the Company, Fairfield Communities, Inc. and Grand Slam Acquisition Corp., and (ii) the Avis Group Holdings, Inc. 2000 Incentive Compensation Plan, the Avis Group Holdings, Inc. 1997 Stock Option Plan, the Avis Group Holdings, Inc. Voluntary Investment Savings Plan, the Cendant Corporation Amended and Restated 1999 Broad-Based Employee Stock Option Plan, the Cendant Corporation Amended and Restated 1997 Stock Option Plan, the Cendant Corporation Amended and Restated 1997 Employee Stock Plan, the Cendant Corporation Amended and Restated 1997 Stock Incentive Plan and the Cendant Corporation Amended and Restated 1987 Stock Option Plan (collectively with the Fairfield Plans, the "Plans").

                                   PART I
               INFORMATION REQUIRED IN THE 10 (A) PROSPECTUS

         The documents containing the information specified in this Part I will be sent or given to all participants in the Plans as specified by Rule 428(b)(1) under the Securities Act. Such documents are not filed with the Securities and Exchange Commission (the "SEC") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute the prospectuses (the "Prospectuses") that meet the requirements of Section 10(a) of the Securities Act relating to the Plans.

                                  PART II
             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The SEC allows us to "incorporate by reference" the information we file with them, which means:

        o incorporated documents are considered part of this Registration Statement and the Prospectuses,

        o we can disclose important information to you by referring you to those documents,

        o information that we file with the SEC will automatically update this Registration Statement and update and/or supersede the Prospectuses, and

        o any statement contained in a document incorporated or deemed to be incorporated by reference in the Prospectuses shall be deemed to be modified or superseded for the purposes of this Registration Statement and the Prospectuses to the extent that a statement contained in the Registration Statement or the Prospectuses or in any subsequently filed document that also is or is deemed to be incorporated by reference in the Registration Statement or the Prospectuses modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Prospectuses.

         We incorporate by reference the documents listed below that we filed with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

        o our Annual Report on Form 10-K for the fiscal year ended December 31, 2000,

        o the description of our common stock contained in our Proxy Statement dated February 10, 2000,

        o our Current Reports on Form 8-K dated January 9, 2001, January 18, 2001, February 7, 2001 (filed on February 8,
               2001), February 8, 2001, February 20, 2001, March 1, 2001
               (filed on March 9, 2001), March 12, 2001 and April 3, 2001,

        o our Current Reports on Form 8-K/A dated January 19, 2001 and March 21, 2001.

         We also incorporate by reference each of the following documents that we will file with the SEC after the date of this Registration
    Statement:

        o      reports filed under Sections 13(a) and (c) of the Exchange
               Act,

        o proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent stockholders' meeting, and

        o      any reports filed under Section 15(d) of the Exchange Act.

         You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address:

                  Investor Relations
                  Cendant Corporation
                  9 West 57th Street
                  New York, New York 10019
                  Telephone: (212) 413-1933

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Eric J. Bock, Esq. has rendered an opinion on the validity of the securities being registered under the Plans pursuant to this Registration Statement. Mr. Bock is a Senior Vice President, Law of the Registrant. A copy of this opinion is attached as Exhibit 5.1 to this Registration Statement. Mr. Bock holds shares of common stock of the Company and options to acquire shares of common stock of the Company.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the General Corporation Law of the State of Delaware (the "GCL") empowers a Delaware corporation to indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. A Delaware corporation may indemnify directors, officers, employees and other agents of such corporation in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation. Where a director, officer, employee or agent of the corporation is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter herein, the corporation must indemnify such person against the expenses (including attorney's fees) which he or she actually and reasonably incurred in connection therewith.

                  The Company's By-Laws contain provisions that provide for indemnification of officers and directors to the full extent permitted by, and in the manner permissible under, the GCL.

                  As permitted by Section 102 (b)(7) of the GCL, the Company's Restated Certificate of Incorporation contains a provision eliminating the personal liability of a director to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, subject to certain exceptions.

                  The Company has also agreed to indemnify certain predecessor auditors for the payment of certain costs and expenses incurred as a result of the consent of such auditor to the inclusion of its audit reports on the Company's past financial statements in this Registration Statement.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                  Not Applicable.

ITEM 8.  EXHIBITS.

                  See Exhibit Index attached hereto.

ITEM 9.  REQUIRED UNDERTAKINGS.

                  The undersigned Company hereby undertakes:

                  (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
Statement:

                           (i) To include any prospectus required by
         Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



                                 SIGNATURES


                  Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 6th day of April 2001.


                                            CENDANT CORPORATION
                                            (Registrant)


                                            By: /s/ James E. Buckman
                                                   -----------------
                                                    James E. Buckman
                                                    Vice Chairman
                                                    and General Counsel


                             POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James E. Buckman and Eric J. Bock, and each and either of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including, without limitation, post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act, this Registration Statement has been signed as of April 6, 2001 by the following persons in the capacities indicated.

        Name                                         Title



/s/ Henry R. Silverman            Chairman of the Board,
----------------------            President, Chief Executive
Henry R. Silverman                Officer and Director
                                  (Principal Executive Officer)


/s/ James E. Buckman              Vice Chairman,
--------------------
James E. Buckman                  General Counsel and Director



/s/ Stephen P. Holmes             Vice Chairman and Director
---------------------
Stephen P. Holmes


/s/ Kevin M. Sheehan              Senior Executive Vice President
-----------------------           and Chief Financial Officer
Kevin M. Sheehan



/s/ John T. McClain               Senior Vice President and Chief Accounting
------------------------          Officer (Principal Accounting Officer)
John T. McClain



/s/ Myra J. Biblowit              Director
--------------------------
Myra J. Biblowit



/s/ William S. Cohen              Director
--------------------------
The Honorable William S. Cohen



/s/ Leonard S. Coleman            Director
----------------------
Leonard S. Coleman


/s/ Martin L. Edelman             Director
---------------------------
Martin L. Edelman


                                  Director
---------------------------
Dr. John C. Malone



/s/ Cheryl D. Mills               Director
---------------------------
Cheryl D. Mills



/s/ Brian Mulroney                Director
--------------------------
The Rt. Hon. Brian Mulroney,
P.C., LL.D.



/s/ Robert E. Nederlander         Director
-------------------------
Robert E. Nederlander



/s/ Robert W. Pittman             Director
-------------------------
Robert W. Pittman



/s/ Sheli Z. Rosenberg            Director
------------------------
Sheli Z. Rosenberg



/s/ Robert F. Smith               Director
--------------------------
Robert F. Smith



                               EXHIBIT INDEX

Exhibit
 Number                            Exhibit Description

  4.1 Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 of the Company's Quarterly Report on Form 10-Q/A for the quarterly period ended March 31, 2000 dated July 28, 2000).

  4.2 Amended and Restated By-Laws of the Company (incorporated by reference to Exhibit 3.2 of the Company's Quarterly Report on Form 10-Q/A for the quarterly period ended
                   March 31, 2000 dated July 28, 2000).

  5.1              Opinion of Eric J. Bock, Esq. (including consent).*

 23.1              Consent of Deloitte & Touche LLP, relating to Cendant
                   Corporation.*

 23.2              Consent of Deloitte & Touche LLP, relating to Avis Group
                   Holdings, Inc.*

 23.3              Consent of Eric J. Bock, Esq. (included in Exhibit 5.1).

 24.1 Powers of Attorney of certain officers and directors of the Company (included on the signature page of this Registration Statement).




----------------
* Filed herewith